UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 12, 2006

                               DATASCENSION INC.
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


              Nevada                    0-29087         87-0374623
    ----------------------------     -------------   ----------------
    (State or other jurisdiction     (Commission     (I.R.S. Employer
         of incorporation)            File Number)    identification)


        145 State College Blvd, Suite 350   Brea, CA             92821
	--------------------------------------------	      ----------
          (Address of principal executive offices)            (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 12, 2006, the Company entered into a Subscription Agreement pursuant to which, among other things, Longview Fund and another investor invested $2,169,123 in the Company. The gross proceeds were allocated as follows: (i) $1,719,123 to satisfy certain prior existing obligations of the Company to the investors, and (ii) $450,000 in cash proceeds. The funds were invested pursuant to Fixed Price Term Notes which bears interest at the annual rate of 14%. The Notes are secured by a lien on all of the assets of the Company. In connection with the investment, the investors were issued warrants to purchase 2,000,000 shares of the Company's stock at an exercise of $.45 per share. The warrants are exerciseable for a period of five years from the closing date. Copies of the Subscription Agreement and other definitive
documentation  delivered  in   connection  therewith  are  attached  hereto  as
exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit          Title

99.1             Form of Subscription Agreement
99.2             Form of Note
99.3             Form of Warrant

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 18, 2006

Datascension Inc.


By: /s/ Scott Kincer
---------------------------
Scott Kincer, President/CEO